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                                                                 EXHIBIT 16.2

May 6, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read the statements included in Item 4 of Amendment No. 1 to the Current Report on Form 8-K dated May 6, 2002, of Merrimac Industries, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                Very truly yours,
                                                /s/ Arthur Andersen LLP
                                                -------------------------------
                                                Arthur Andersen LLP